Exhibit 99.1

VMware Reports Second Quarter 2009 Results

–	Revenue of $456 Million
–	Non-GAAP Operating Margin of 21%; GAAP Operating Margin of 8%
–	Non-GAAP Operating Cash Flows Increased 19% year-over-year to $233 Million; GAAP Operating Cash Flows Increased 62% year-over-year to $243 Million

PALO ALTO, Calif., July 22, 2009 — VMware, Inc. (NYSE: VMW), the global leader in virtualization solutions from the desktop through the datacenter to the cloud, today announced financial results for the second quarter 2009:

•	Revenues for the second quarter were $456 million, flat from the second quarter of 2008.

•

Non-GAAP operating income for the second quarter was $96 million, a decrease of 14% from the second quarter of 2008. GAAP operating income for the second quarter was $38 million, a decrease of 38% from the second quarter of 2008.

•

Non-GAAP net income for the quarter was $80 million, or $0.20 per diluted share, compared to $92 million, or $0.23 per diluted share, for the second quarter of 2008. GAAP net income for the second quarter was $33 million, or $0.08 per diluted share, compared to $52 million, or $0.13 per diluted share, for the second quarter of 2008.

•

Cash and cash equivalents were $2.3 billion and total deferred revenues were $934 million as of June 30, 2009. Compared to the same period a year ago, cash increased 48% and deferred revenue increased 30%. Since the beginning of 2009, cash increased 24% and deferred revenue increased 7%.

•

Non-GAAP operating cash flows for the quarter were $233 million, an increase of 19% from the second quarter of 2008. GAAP operating cash flows were $243 million, an increase of 62% from the second quarter of 2008. For the trailing twelve months ended June 30, 2009, non-GAAP operating cash flows were $910 million and GAAP operating cash flows were $1 billion.

US revenues for the second quarter declined 3% to $234 million from the second quarter of 2008. International revenues for the second quarter grew 3% to $222 million from the second quarter of 2008.

Services revenues, which include software maintenance and professional services, were $228 million, an increase of 32% from the second quarter of 2008. Driven by the challenging macro economic environment, license revenues were $228 million, a decline of 20% from last year.

“In addition to achieving solid financial results in the quarter, we were able to successfully complete the shipment of VMware vSphere™ 4, to a good reception from customers,” said Paul Maritz, president and chief executive officer, VMware. “vSphere is not only the largest and most ambitious product step we have taken so far, but the release also reflected improvements in most operational aspects of our business. We now look forward to releasing complementary management and desktop virtualization products over the remainder of the year.”

“Once again we executed well, driving strong cash flows while continuing to invest in our long term growth opportunities,” said Mark Peek, chief financial officer, VMware. “Although we remain cautious about the global economic conditions, we are beginning to get somewhat better visibility into our business and expect third quarter revenues to be between $465 and $480 million and revenues for the full year 2009 to grow one to three percent compared to 2008.”

Recent Strategic Announcements and Highlights

•

On May 21, VMware announced the general availability of VMware vSphere™ 4 with the support of an extensive partner ecosystem and customers around the globe. In June, VMware vSphere™ 4 was named the Best of Interop 2009 Grand Prize Winner and won the Best of Interop Award in the Cloud Computing and Virtualization category at Interop Las Vegas.

•

VMware announced record storage performance for VMware vSphere™ 4, outperforming any virtualization solution on the market and nearly quadrupling its previous record. According to data collected with VMware Capacity Planner, most demanding databases usually require a few thousand IOPS in storage performance. For example, an Oracle database averages 1,280 IOPS for a 4-way Oracle virtual machine. VMware vSphere 4 exceeds this requirement from a single server—and can power up to: 700,000 Microsoft Exchange mailboxes, 273 4-way Oracle databases.

•

VMware and HP expanded the companies’ strong relationship with VMware signing an OEM agreement to integrate HP Discovery and Dependency Mapping software into the VMware vCenter™ suite and working with HP on new datacenter management initiatives. In addition, HP has integrated VMware ThinApp™ with the HP Client Automation policy-based management platform. Both of these initiatives will help customers seamlessly and cost-effectively manage their physical and virtual datacenter and desktop initiatives.

•

On July 13, VMware announced advancements in virtualization management with the general availability of two new products: VMware vCenter™ AppSpeed and VMware vCenter™ Chargeback. VMware also announced a major release of VMware vCenter™ Lab Manager 4. These new management products simplify and automate key IT processes such as application performance monitoring, chargeback, and management of dev/test environments to increase IT productivity in the datacenter – delivering more value to customers as they scale out their virtual environments.

VMware plans to host a conference call today to review its second quarter results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter—bringing cloud computing to businesses of all sizes. Customers rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2008 revenues of $1.9 billion, more than 130,000 customers and more than 22,000 partners, VMware is one of the fastest growing public software companies. Headquartered in Palo Alto, California, VMware is majority-owned by EMC Corporation (NYSE: EMC).

# # #

VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, employer payroll tax on employee stock transactions, the net effect of the amortization and capitalization of software under Statement of Financial Accounting Standards No. 86 (“FAS86”). VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. When evaluating the performance of our individual functional groups, VMware does not consider the above-listed items that it excludes from its non-GAAP financial measures. Likewise, VMware excludes such items from its short and long-term operating plans. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) an additional basis for comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and the timing and size of exercise by employees of their stock options and of vesting in restricted stock, over which management has limited to no control, and as such does not correlate to VMware’s operation of the business.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility and the timing of when products are made generally available. VMware believes that by removing the variance in operating results caused by the net effect of applying FAS86, the non-GAAP presentation provides investors and others with a basis similar to that used by management for comparing the level of ongoing research and development expenses and related operational trends across accounting periods.

In addition we provide measures of non-GAAP operating cash flows for the quarter and the trailing twelve month periods ending June 30, 2009 and 2008. Our definition of non-GAAP operating cash flows excludes the effects of capitalized software development costs and excess tax benefits related to stock-based compensation. VMware uses non-GAAP operating cash flows, among other measures, to evaluate the ability of our operations to generate cash. We exclude the capitalization of software under FAS86 from our non-GAAP operating cash flows to reflect management’s perspective in assessing our operating results. If we did not capitalize costs under FAS86, our GAAP operating cash flows would be lower as a result of additional expense recognized within net income and paid out in cash during the period. In addition, we account for share-based compensation under SFAS 123(R), which requires that we report the excess income tax benefit from share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of non-GAAP operating cash flows in order to generally classify cash flows arising from income taxes as operating cash flows. Management believes that information regarding non-GAAP operating cash flows provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, fund ongoing operations and to fund capital expenditures. Additionally, as non-GAAP operating cash flow is not a measure of liquidity calculated in accordance with GAAP, non-GAAP operating cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher. Payment of employer payroll taxes on stock-based compensation is also a cash expense for VMware and impacts the Company’s cash position. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. A limitation of non-GAAP operating cash flows is that it cannot be combined with GAAP cash flows from investing and financing activities to yield the total increase or decrease in the cash balance for the periods reported. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for the third quarter of 2009 and full year 2009, ongoing shifts in our revenue mix, continuation of operational improvements and long term investments in growth opportunities, the timing of new product releases and updates, and deployment of our products by customers. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological and market changes in virtualization software; (viii) changes to product development timelines; (ix) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (x) our ability to protect our proprietary technology; (xi) our ability to attract and retain highly qualified employees; and (xii) fluctuating currency exchange rates.

Ongoing uncertainty in global economic conditions poses a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news, which could negatively affect product demand and other related matters. Consequently, demand for VMware products could be different from VMware’s expectations due to factors including changes in business and economic conditions, including conditions in the credit market that could affect consumer confidence; customer acceptance of VMware’s and competitors’ products; changes in customer order and payment patterns; changes in the willingness of customers to enter into longer term licensing and support arrangements, the ability of third party service providers to fulfill their obligations to us and the ability of our channel partners to pursue joint development and marketing initiatives with us.

These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the quarter ended March 31, 2009, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Mary Ann Gallo

VMware Public Relations

magallo@vmware.com

650-427-3271

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,275,660	$1,840,812
Accounts receivable, less allowance for doubtful accounts of $1,460 and $1,690	257,363	338,014
Deferred tax asset, current portion	51,231	44,573
Income taxes receivable from EMC	22,725	111,050
Other current assets	65,656	55,639

Total current assets	2,672,635	2,390,088
Property and equipment, net	415,271	418,212
Capitalized software development costs, net and other	178,330	134,553
Deferred tax asset, net of current portion	76,530	68,280
Intangible assets, net	50,406	56,984
Goodwill	768,409	771,088

Total assets	$4,161,581	$3,839,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,833	$74,708
Accrued expenses	214,972	211,519
Due to EMC, net	23,996	33,407
Income taxes payable	24,791	15,761
Deferred revenue, current portion	598,091	544,355

Total current liabilities	900,683	879,750
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	336,153	325,634
Deferred tax liability	49,743	47,825
Other liabilities	77,827	65,929

Total liabilities	1,814,406	1,769,138
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 94,948 and 90,448 shares	950	904
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	2,027,417	1,836,513
Accumulated other comprehensive income	1,934	—
Retained earnings	313,874	229,650

Total stockholders’ equity	2,347,175	2,070,067

Total liabilities and stockholders’ equity	$4,161,581	$3,839,205

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
License	$227,962	$284,233	$484,965	$578,213
Services	227,713	171,895	441,020	316,090

	455,675	456,128	925,985	894,303

Operating expenses:
Cost of license revenues	27,853	21,639	48,212	44,498
Cost of services revenues	53,293	58,892	107,937	113,203
Research and development	121,380	114,128	226,781	233,383
Sales and marketing	167,421	158,307	321,565	307,564
General and administrative	47,729	42,162	96,588	86,264

Operating income	37,999	61,000	124,902	109,391
Investment income	2,496	6,310	5,558	14,314
Interest expense with EMC, net	(1,999)	(3,579)	(4,673)	(9,398)
Other income (expense), net	375	370	(1,449)	824

Income before income taxes	38,871	64,101	124,338	115,131
Income tax provision	6,336	11,765	21,868	19,740

Net income	$32,535	$52,336	$102,470	$95,391

Net income per weighted-average share, basic for Class A and Class B	$0.08	$0.14	$0.26	$0.25

Net income per weighted-average share, diluted for Class A and Class B	$0.08	$0.13	$0.26	$0.24

Weighted-average shares, basic for Class A and Class B	391,841	382,931	390,855	381,976
Weighted-average shares, diluted for Class A and Class B	395,826	398,979	393,178	398,258

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$32,535	$52,336	$102,470	$95,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,927	39,459	86,310	76,893
Stock-based compensation, excluding amounts capitalized	51,456	42,072	101,271	84,233
Excess tax benefits from stock-based compensation	(4,243)	(56,735)	(4,473)	(79,427)
Other	141	(278)	634	1,058
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	6,530	(25,132)	80,691	(24,286)
Other assets	(9,313)	(4,687)	896	(13,281)
Due to/from EMC, net	5,973	23,040	(9,411)	40,286
Accounts payable	(8,925)	(19,313)	(28,382)	(15,575)
Accrued expenses	26,316	12,060	13,888	489
Income taxes receivable from EMC	87,899	(107,514)	87,899	(107,514)
Income taxes payable	733	32,102	21,110	10,506
Deferred income taxes, net	(7,755)	83,063	(14,599)	46,719
Deferred revenue	17,046	80,161	64,255	168,322

Net cash provided by operating activities	243,320	150,634	502,559	283,814

Cash flows from investing activities:
Additions to property and equipment	(29,843)	(51,899)	(65,668)	(100,921)
Capitalized software development costs	(14,745)	(11,770)	(44,680)	(15,934)
Purchase of investments	(25,000)	(1,750)	(25,745)	(1,750)
Business acquisitions, net of cash acquired	—	—	—	(33,289)
Decrease in restricted cash	549	—	549	896

Net cash used in investing activities	(69,039)	(65,419)	(135,544)	(150,998)

Cash flows from financing activities:
Proceeds from issuance of common stock	77,103	109,658	81,606	133,327
Excess tax benefits from stock-based compensation	4,243	56,735	4,473	79,427
Shares repurchased for tax withholdings on vesting of restricted stock	(11,449)	(17,359)	(18,246)	(36,478)

Net cash provided by financing activities	69,897	149,034	67,833	176,276

Net increase in cash and cash equivalents	244,178	234,249	434,848	309,092
Cash and cash equivalents at beginning of the period	2,031,482	1,306,011	1,840,812	1,231,168

Cash and cash equivalents at end of the period	$2,275,660	$1,540,260	$2,275,660	$1,540,260

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$27,853	(313)	(4)	(2,757)	(17,629)	—	$7,150
Cost of services revenues	$53,293	(3,463)	(20)	—	—	—	$49,810
Research and development	$121,380	(26,433)	(411)	—	18,388	(3,643)	$109,281
Sales and marketing	$167,421	(13,311)	(141)	(388)	—	—	$153,581
General and administrative	$47,729	(7,936)	(164)	(124)	—	—	$39,505

Operating income	$37,999	51,456	740	3,269	(759)	3,643	$96,348

Income before income taxes	$38,871	51,456	740	3,269	(759)	3,643	$97,220

Income tax provision	$6,336	9,853	190	1,154	(560)	686	$17,659

Quarterly tax rate	16.3%						18.2%

Net income	$32,535	41,603	550	2,115	(199)	2,957	$79,561

Net income per weighted-average share, basic for Class A and Class B	$0.08	$0.11	$0.00	$0.00	$0.00	$0.01	$0.20

Net income per weighted-average share, diluted for Class A and Class B	$0.08	$0.11	$0.00	$0.00	$0.00	$0.01	$0.20

Weighted-average shares, basic for Class A and Class B	391,841	391,841	391,841	391,841	391,841	391,841	391,841
Weighted-average shares, diluted for Class A and Class B	395,826	395,826	395,826	395,826	395,826	395,826	395,826

(1)	For the second quarter of 2009, VMware capitalized $18.4 million (including $3.6 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $17.6 million for the second quarter of 2009.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$21,639	(276)	(23)	(2,294)	(14,269)	—	$4,777
Cost of services revenues	$58,892	(3,795)	(154)	—	—	—	$54,943
Research and development	$114,128	(19,479)	(1,642)	—	14,817	(3,046)	$104,778
Sales and marketing	$158,307	(11,699)	(856)	(897)	—	—	$144,855
General and administrative	$42,162	(6,823)	(320)	(647)	—	—	$34,372

Operating income	$61,000	42,072	2,995	3,838	(548)	3,046	$112,403

Income before income taxes	$64,101	42,072	2,995	3,838	(548)	3,046	$115,504

Income tax provision	$11,765	9,913	811	1,292	(1,291)	682	$23,172

Quarterly tax rate	18.4%						20.1%

Net income	$52,336	32,159	2,184	2,546	743	2,364	$92,332

Net income per weighted-average share, basic for Class A and Class B	$0.14	$0.08	$0.00	$0.01	$0.00	$0.01	$0.24

Net income per weighted-average share, diluted for Class A and Class B	$0.13	$0.08	$0.00	$0.01	$0.00	$0.01	$0.23

Weighted-average shares, basic for Class A and Class B	382,931	382,931	382,931	382,931	382,931	382,931	382,931
Weighted-average shares, diluted for Class A and Class B	398,979	398,979	398,979	398,979	398,979	398,979	398,979

(1)	For the second quarter of 2008, VMware capitalized $14.8 million (including $3.0 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $14.3 million for the second quarter of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$48,212	(643)	(5)	(5,514)	(28,281)	—	$13,769
Cost of services revenues	$107,937	(6,938)	(21)	—	—	—	$100,978
Research and development	$226,781	(50,337)	(606)	—	54,769	(10,089)	$220,518
Sales and marketing	$321,565	(27,145)	(181)	(816)	—	—	$293,423
General and administrative	$96,588	(16,208)	(177)	(248)	—	—	$79,955

Operating income	$124,902	101,271	990	6,578	(26,488)	10,089	$217,342

Income before income taxes	$124,338	101,271	990	6,578	(26,488)	10,089	$216,778

Income tax provision	$21,868	19,787	255	2,322	(8,675)	1,971	$37,528

Quarterly tax rate	17.6%						17.3%

Net income	$102,470	81,484	735	4,256	(17,813)	8,118	$179,250

Net income per weighted-average share, basic for Class A and Class B	$0.26	$0.21	$0.00	$0.01	$(0.04)	$0.02	$0.46

Net income per weighted-average share, diluted for Class A and Class B	$0.26	$0.21	$0.00	$0.01	$(0.04)	$0.02	$0.46

Weighted-average shares, basic for Class A and Class B	390,855	390,855	390,855	390,855	390,855	390,855	390,855
Weighted-average shares, diluted for Class A and Class B	393,178	393,178	393,178	393,178	393,178	393,178	393,178

(1)	For the first six months of 2009, VMware capitalized $54.8 million (including $10.1 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $28.3 million for the first six months of 2009.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$44,498	(539)	(25)	(4,604)	(29,139)	—	$10,191
Cost of services revenues	$113,203	(7,056)	(191)	—	—	—	$105,956
Research and development	$233,383	(40,576)	(2,439)	—	19,853	(3,919)	$206,302
Sales and marketing	$307,564	(23,000)	(1,144)	(1,791)	—	—	$281,629
General and administrative	$86,264	(13,062)	(477)	(1,294)	—	—	$71,431

Operating income	$109,391	84,233	4,276	7,689	9,286	3,919	$218,794

Income before income taxes	$115,131	84,233	4,276	7,689	9,286	3,919	$224,534

Income tax provision	$19,740	18,413	1,139	2,703	891	857	$43,743

Quarterly tax rate	17.1%						19.5%

Net income	$95,391	65,820	3,137	4,986	8,395	3,062	$180,791

Net income per weighted-average share, basic for Class A and Class B	$0.25	$0.17	$0.01	$0.01	$0.02	$0.01	$0.47

Net income per weighted-average share, diluted for Class A and Class B	$0.24	$0.16	$0.01	$0.01	$0.02	$0.01	$0.45

Weighted-average shares, basic for Class A and Class B	381,976	381,976	381,976	381,976	381,976	381,976	381,976
Weighted-average shares, diluted for Class A and Class B	398,258	398,258	398,258	398,258	398,258	398,258	398,258

(1)	For the first six months of 2008, VMware capitalized $19.9 million (including $3.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $29.1 million for the first six months of 2008.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
License	$227,962	$284,233	$484,965	$578,213
Services:
Software maintenance	188,995	135,981	364,735	248,105
Professional services	38,718	35,914	76,285	67,985

Total services	227,713	171,895	441,020	316,090

	$455,675	$456,128	$925,985	$894,303

Percentage of revenues:
License	50.0%	62.3%	52.4%	64.7%
Services:
Software maintenance	41.5%	29.8%	39.4%	27.7%
Professional services	8.5%	7.9%	8.2%	7.6%

Total services	50.0%	37.7%	47.6%	35.3%

	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP CASH FLOWS

FROM OPERATING ACTIVITIES

For the Three Months Ended June 30, 2009 and 2008

(in thousands)

(unaudited)

	For the Three Months Ended June 30,
	2009	2008
GAAP cash flows from operating activities	$243,320	$150,634
Capitalized software development costs	(14,745)	(11,770)
Excess tax benefits from stock-based compensation	4,243	56,735

Non-GAAP cash flows from operating activities	$232,818	$195,599

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP CASH FLOWS

FROM OPERATING ACTIVITIES

For the Trailing Twelve Months Ended June 30, 2009 and 2008

(in thousands)

(unaudited)

	For the Trailing Twelve Months Ended June 30,
	2009	2008
GAAP cash flows from operating activities	$1,018,876	$645,721
Capitalized software development costs	(119,646)	(53,125)
Excess tax benefits from stock-based compensation	10,822	79,427

Non-GAAP cash flows from operating activities	$910,052	$672,023